As filed with the Securities and Exchange Commission on July 28, 2009	Registration No.’s 333-133782, 333-128385, 333-88760, 333-62118, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078, 333-102688, 333-108505 and 333-143675

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-133782	FORM S-8 REGISTRATION STATEMENT No. 333-47177

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-128385	FORM S-8 REGISTRATION STATEMENT No. 333-61315

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-88760	FORM S-8 REGISTRATION STATEMENT No. 333-79249

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-62118	FORM S-8 REGISTRATION STATEMENT No. 333-87987

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-13707	FORM S-8 REGISTRATION STATEMENT No. 333-45078

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-16313	FORM S-8 REGISTRATION STATEMENT No. 333-102688

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-42809	FORM S-8 REGISTRATION STATEMENT No. 333-108505

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-47175	FORM S-8 REGISTRATION STATEMENT No. 333-143675
UNDER THE SECURITIES ACT OF 1933

Borland Software Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2895440 (I.R.S. Employer Identification No.)

8303 N. Mo-Pac Expressway, Ste. A-300 Austin, TX (Address of Principal Executive Offices)	78759 (Zip Code)
Borland Software Corporation 2003 Supplemental Stock Option Plan, 2002 Stock Incentive Plan, 1999
Employee Stock Purchase Plan, 1998 Nonstatutory Stock Option Plan, 1997 Employee Stock Purchase
Plan, 1997 Stock Option Plan, 1990 Employee Stock Purchase Plan, 1992 Stock Option Plan,
Non-Employee Directors’ Stock Option Plan and Individual Stock Option Agreement Plan
Options Granted under the Open Environment Corporation Amended And Restated 1993 Employee Stock
Option Plan and the Open Environment Corporation 1995 Director Stock Option Plan and assumed by
Borland Software Corporation
Options Granted Under The Visigenic Software, Inc. 1995 Stock Option Plan and Postmodern Computing
Technologies Inc. 1995 Equity Incentive Plan and assumed by Borland Software Corporation
(Full title of the plan)
Nicholas Bray
8303 N. Mo-Pac Expressway, Ste. A-300
Austin, TX 78759
(512) 340-2200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Carol Anne Huff
Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
(312) 862-2000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
     These Post-Effective Amendments relate to the following Registration Statements of Borland Software Corporation (“Borland”) (collectively, the “Registration Statements”):
     Registration Statement on Form S-8 (File No. 333-133782) pertaining to the registration of 3,410,000 shares of Borland’s common stock, par value $0.01 per share (the “Common Stock”), issuable under Borland’s 2003 Supplemental Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-128385) pertaining to the registration of 4,900,000 shares of Borland’s Common Stock, issuable under Borland’s 2002 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-88760) pertaining to the registration of 3,400,000 shares of Borland’s Common Stock, issuable under Borland’s 2002 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-62118) pertaining to the registration of 3,000,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-13707) pertaining to the registration of 1,500,000 shares of Borland’s Common Stock, issuable under Borland’s 1990 Employee Stock Purchase Plan, 1992 Stock Option Plan And Non-Employee Directors’ Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-16313) pertaining to the registration of 786,000 shares of Borland’s Common Stock, issuable under the Open Environment Corporation Amended And Restated 1993 Employee Stock Option Plan and The Open Environment Corporation 1995 Director Stock Option Plan and assumed by Borland.
     Registration Statement on Form S-8 (File No. 333-42809) pertaining to the registration of 2,900,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, and Individual Stock Option Agreement Plan.
     Registration Statement on Form S-8 (File No. 333-47175) pertaining to the registration of 2,538,772 shares of Borland’s Common Stock, issuable under the Visigenic Software, Inc. 1995 Stock Option Plan and Postmodern Computing Technologies Inc. 1995 Equity Incentive Plan and assumed by Borland.
     Registration Statement on Form S-8 (File No. 333-47177) pertaining to the registration of 1,900,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan and 1997 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-61315) pertaining to the registration of 2,700,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, and 1998 Nonstatutory Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-79249) pertaining to the registration of 1,000,000 shares of Borland’s Common Stock, issuable under Borland’s Individual Stock Option Agreement.
     Registration Statement on Form S-8 (File No. 333-87987) pertaining to the registration of 2,300,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan and 1999 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 33-45078) pertaining to the registration of 2,500,000 shares of Borland’s Common Stock, issuable under Borland’s 1997 Stock Option Plan and 1999 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-102688) pertaining to the registration of 5,073,299 shares of Borland’s Common Stock, issuable under the Starbase Corporation 2001 Stock Plan, Starbase Corporation 1996 Stock Option Plan, Starbase Corporation NSO Stock Option Program, Premia Corporation 1998 Stock Option Plan,

Technology Builders, Inc. Amended and Restated Stock Option and Stock Incentive Plan, TogetherSoft Corporation 2000 Stock Plan, TogetherSoft Corporation 2001 Officer Stock Plan, TogetherSoft Corporation 2001 Non-U.S. Plan, TogetherSoft Corporation 2001 California Plan, and assumed by Borland, and the Borland Software Corporation 2003 Supplemental Stock Option Plan.
     Registration Statement on Form S-8 (File No. 333-108505) pertaining to the registration of 3,400,000 shares of Borland’s Common Stock, issuable under Borland’s 2002 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.
     Registration Statement on Form S-8 (File No. 333-143675) pertaining to the registration of 2,500,000 shares of Borland’s Common Stock, issuable under Borland’s 1999 Employee Stock Purchase Plan.
     Bentley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Micro Focus International plc, a company organized under the laws of England and Wales (“PLC”), Micro Focus (US), Inc., a Delaware corporation (“Parent”) and Borland entered into an agreement and plan of merger (the “Merger Agreement”) dated May 5, 2009, which contemplated, among other things, the merger of Merger Sub, with and into Borland (the “Merger”), with Borland being the entity surviving such Merger. The Merger was consummated on July 27, 2009.
     As a result of the consummation of the transactions contemplated by the Merger Agreement, Borland has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all the shares of the Company’s Common Stock registered under the Registration Statements, which remained unissued as of the effective time of the Merger.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 28, 2009.

BORLAND SOFTWARE CORPORATION

By:	/s/ Michael Steinharter
Name:	Michael Steinharter
Title:	President
          No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act.

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